Cloudflare Announces First Quarter 2020 Financial Results

•First quarter revenue totaled $91 million, growing 48% year-over-year
•Q1 GAAP gross margin of 77.2%, representing an increase of 50 basis points year-over-year; non-GAAP gross-margin of 78.3%, representing an increase of 150 basis points year-over-year
•Q1 GAAP net loss per share of $(0.11), representing an improvement of $0.09 year-over-year; non-GAAP net loss per share of $(0.04), an improvement of $0.15 year-over-year

San Francisco, CA, May 7, 2020 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its first quarter ended March 31, 2020.

"Cloudflare's mission is to help build a better Internet, and the world’s leaning on the Internet more than ever before. Our scalable global network is solving digital transformation needs for our customers in hours or minutes, faster than hardware could even ship to vacant offices,” said Matthew Prince, co-founder and CEO of Cloudflare. “I’m proud of the strong results for the quarter, and the role we are playing, as a guardian of the Internet, when the world needs it most."

First Quarter Fiscal 2020 Financial Highlights

•Revenue: Total revenue of $91.3 million, representing an increase of 48% year-over-year.
•Gross Profit: GAAP gross profit was $70.4 million, or 77.2% gross margin, compared to $47.4 million, or 76.7%, in the first quarter of 2019. Non-GAAP gross profit was $71.5 million, or 78.3% gross margin, compared to $47.4 million, or 76.8%, in the first quarter of 2019.
•Operating Loss: GAAP loss from operations was $36.1 million, or 39.5% of total revenue, compared to $17.1 million, or 27.8% of total revenue, in the first quarter of 2019. Non-GAAP loss from operations was $14.4 million, or 15.8% of total revenue, compared to $16.1 million, or 26.0% of total revenue, in the first quarter of 2019.
•Net Loss: GAAP net loss was $32.7 million, compared to $17.1 million in the first quarter of 2019. Non-GAAP net loss was $12.3 million, compared to $16.0 million in the first quarter of 2019. GAAP net loss per share was $0.11, compared to $0.20 in the first quarter of 2019. Non-GAAP net loss per share was $0.04, compared to $0.19 in the first quarter of 2019.
•Cash Flow: Net cash flow from operations was negative $14.3 million, compared to negative $9.7 million for the first quarter of 2019. Free cash flow was negative $30.6 million, or 34% of total revenue, compared to negative $22.1 million, or 36% of total revenue, in the first quarter of 2019.
•Cash, cash equivalents, and available-for-sale securities were $588 million as of March 31, 2020.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of the COVID-19 pandemic, reflect our estimates as of May 7, 2020 regarding the impact of the pandemic on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration and spread of the pandemic; actions taken by governments in response to the pandemic and the resulting impact on our customers, vendors, and partners; the impact of the pandemic on global and regional economies and economic activity generally; our ability to continue operating in impacted areas; and customer demand and spending patterns.

For the second quarter of fiscal 2020, we expect:

•Total revenue of $93.5 to $94.5 million
•Non-GAAP loss from operations of $20 to $19 million
•Non-GAAP net loss per share of $0.06 to $0.05, utilizing weighted average common shares outstanding of approximately 299 million

For the full year fiscal 2020, we are reaffirming our previous guidance of:

•Total revenue of $389 to $393 million
•Non-GAAP loss from operations of $65 to $61 million
•Non-GAAP net loss per share of $0.21 to $0.19, utilizing weighted average common shares outstanding of approximately 301 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its first quarter ended March 31, 2020 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (866) 211-4146 from the United States or (647) 689-6734 internationally with conference ID 8888489. A live webcast of the conference call will be accessible from the investor relations website at cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately 30 days.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at cloudflare.NET. During the quarter ended March 31, 2020, we transitioned the method for calculating our key business metrics from a billings-based methodology to a revenue-based methodology. We believe the change in methodology to GAAP-based metrics provides improved disclosures for our investors by better aligning our key business metrics with GAAP and our financial statements and will provide a better representation of these important components of our operating model and business performance as we continue to scale. We have recast these metrics for the eight trailing quarters to reflect this new methodology in our supplemental materials.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, and Twitter account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,”

“predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, the impact of the COVID-19 pandemic on our and our customers’, vendors’, and partners’ operations and future financial performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net loss from operations and net loss per share, shares outstanding, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers; our ability to retain and upgrade paying customers and convert free customers to paying customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on March 4, 2020, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s platform protects and accelerates any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Seattle, WA, Washington, D.C., Lisbon, London, Munich, Beijing, Singapore, and Sydney.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$91,250	$61,727
Cost of revenue (1)(2)	20,821	14,360
Gross profit	70,429	47,367
Operating expenses:
Sales and marketing (1)	46,965	30,817
Research and development (1)(3)	33,354	17,649
General and administrative (1)(3)	26,181	16,048
Total operating expenses	106,500	64,514
Loss from operations	(36,071)	(17,147)
Non-operating income (expense):
Interest income	2,569	913
Interest expense	(67)	(273)
Other expense, net	485	(293)
Total non-operating income (expense), net	2,987	347
Loss before income taxes	(33,084)	(16,800)
Provision for (benefit from) income taxes	(338)	314
Net loss	$(32,746)	$(17,114)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	296,077	85,078
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$305	$32
Sales and marketing	3,579	279
Research and development	7,127	417
General and administrative	3,606	329
Total stock-based compensation and related employer payroll expenses	$14,617	$1,057
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$731	$31
Total amortization of acquired intangible assets	$731	$31
(3) Includes acquisition-related and other expenses as follows:

Research and development	$5,776	$—
General and administrative	554	—
Total acquisition-related and other expenses	$6,330	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$109,063	$138,976
Available-for-sale securities	478,791	497,972
Accounts receivable, net	39,778	33,867
Contract assets	1,779	2,063
Prepaid expenses and other current assets	18,193	16,994
Total current assets	647,604	689,872
Property and equipment, net	100,174	101,466
Goodwill	16,399	4,083
Acquired intangible assets, net	4,900	31
Operating lease right-of-use assets	48,234	—
Deferred contract acquisition costs, noncurrent	28,171	25,184
Restricted cash	8,847	6,660
Other noncurrent assets	4,202	3,528
Total assets	$858,531	$830,824
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,301	$11,463
Accrued expenses and other current liabilities	27,872	28,314
Operating lease liabilities	17,009	—
Liability for early exercise of unvested stock options	12,006	13,263
Deferred revenue	37,096	30,843
Total current liabilities	108,284	83,883
Build-to-suit lease financing obligation	—	10,506
Operating lease liabilities, noncurrent	33,795	—
Deferred revenue, noncurrent	996	804
Other noncurrent liabilities	9,104	9,803
Total liabilities	152,179	104,996
Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of March 31, 2020 and December 31, 2019; 154,622 and 87,072 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	154	87
Class B common stock; $0.001 par value; 315,000 shares authorized as of March 31, 2020 and December 31, 2019; 148,735 and 213,101 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	143	207
Additional paid-in capital	1,038,544	1,027,179
Accumulated deficit	(333,896)	(301,706)
Accumulated other comprehensive income	1,407	61
Total stockholders’ equity	706,352	725,828
Total liabilities and stockholders’ equity	$858,531	$830,824

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(32,746)	$(17,114)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	10,563	6,170
Non-cash operating lease costs	4,543	—
Amortization of deferred contract acquisition costs	3,499	2,319
Stock-based compensation expense	12,897	1,057
Net accretion of discounts and amortization of premiums on marketable securities	(456)	(518)
Deferred income taxes	(117)	—
Provision for bad debt	2,209	259
Change in fair value of redeemable convertible preferred stock warrant liability	—	118
Other	(197)	4
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(8,120)	(5,616)
Contract assets	284	180
Deferred contract acquisition costs	(6,486)	(4,225)
Prepaid expenses and other current assets	(1,086)	(121)
Other noncurrent assets	(658)	(148)
Accounts payable	1,507	(2,553)
Accrued expenses and other current liabilities	40	1,022
Operating lease liabilities	(4,804)	—
Deferred revenue	6,445	7,400
Other noncurrent liabilities	(1,593)	2,076
Net cash used in operating activities	(14,276)	(9,690)
Cash Flows From Investing Activities
Purchases of property and equipment	(11,405)	(9,036)
Capitalized internal-use software	(4,922)	(3,397)
Cash paid for acquisitions, net of cash acquired	(13,639)	—
Purchases of marketable securities	(110,609)	(14,856)
Sales of marketable securities	—	1,978
Maturities of marketable securities	131,580	40,498
Other investing activities	223	22
Net cash used in investing activities	(8,772)	15,209
Cash Flows From Financing Activities
Proceeds from the exercise of stock options	2,675	681
Proceeds from the early exercise of stock options	32	1,638
Repurchases of unvested common stock	(70)	(4)
Payments on note payable	(200)	(90)
Proceeds from build-to-suit lease financing obligation drawdown	—	23
Payment of tax withholding obligation on RSU settlement	(7,115)	—
Net cash provided by financing activities	(4,678)	2,248
Net increase in cash, cash equivalents, and restricted cash	(27,726)	7,767
Cash, cash equivalents, and restricted cash, beginning of period	145,636	31,426
Cash, cash equivalents, and restricted cash, end of period	$117,910	$39,193

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Reconciliation of cost of revenue:
GAAP cost of revenue	$20,821	$14,360
Less: Stock-based compensation and related employer payroll taxes	(305)	(32)
Less: Amortization of acquired intangible assets	(731)	(31)
Non-GAAP cost of revenue	$19,785	$14,297
Reconciliation of gross profit:
GAAP gross profit	$70,429	$47,367
Add: Stock-based compensation and related employer payroll taxes	305	32
Add: Amortization of acquired intangible assets	731	31
Non-GAAP gross profit	$71,465	$47,430
Non-GAAP gross margin	78.3%	76.8%
Reconciliation of operating expenses:
GAAP sales and marketing	$46,965	$30,817
Less: Stock-based compensation and related employer payroll taxes	(3,579)	(279)
Non-GAAP sales and marketing	$43,386	$30,538
GAAP research and development	$33,354	$17,649
Less: Stock-based compensation and related employer payroll taxes	(7,127)	(417)
Less: Acquisition-related and other expenses	(5,776)	—
Non-GAAP research and development	$20,451	$17,232
GAAP general and administrative	$26,181	$16,048
Less: Stock-based compensation and related employer payroll taxes	(3,606)	(329)
Less: Acquisition-related and other expenses	(554)	—
Non-GAAP general and administrative	$22,021	$15,719
Reconciliation of loss from operations:
GAAP loss from operations	$(36,071)	$(17,147)
Add: Stock-based compensation and related employer payroll taxes	14,617	1,057
Add: Amortization of acquired intangible assets	731	31
Add: Acquisition-related and other expenses	6,330	—
Non-GAAP loss from operations	$(14,393)	$(16,059)
Non-GAAP operating margin	(15.8)%	(26.0)%
Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$(338)	$314
Income tax effect of non-GAAP adjustments (1)	1,251	6
Non-GAAP provision for (benefit from) income taxes	$913	$320
Reconciliation of net loss and net loss per share:
GAAP net loss attributable to common stockholders	$(32,746)	$(17,114)
Add: Stock-based compensation expense	14,617	1,057
Add: Amortization of acquired intangible assets	731	31
Add: Acquisition-related and other expenses	6,330	—
Income tax effect of non-GAAP adjustments (1)	(1,251)	(6)
Non-GAAP net loss	$(12,319)	$(16,032)
GAAP net loss per share	$(0.11)	$(0.20)
Add: Stock-based compensation expense	0.05	0.01
Add: Amortization of acquired intangible assets	—	—
Add: Acquisition-related and other expenses	0.02	—
Income tax effect of non-GAAP adjustments (1)	—	—
Non-GAAP net loss per share (2)	$(0.04)	$(0.19)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	296,077	85,078
____________
(1) Non-GAAP adjustment for Q1'20 includes $0.7 million of income tax benefit from valuation allowance release as a result of the S2 Systems acquisition.
(2) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Free cash flow
Net cash used in operating activities	$(14,276)	$(9,690)
Less: Purchases of property and equipment	(11,405)	(9,036)
Less: Capitalized internal-use software	(4,922)	(3,397)
Free cash flow	$(30,603)	$(22,123)
Net cash used in investing activities	$(8,772)	$15,209
Net cash provided by (used in) financing activities	$(4,678)	$2,248
Net cash used in operating activities (percentage of revenue)	(16)%	(16)%
Less: Purchases of property and equipment (percentage of revenue)	(13)%	(15)%
Less: Capitalized internal-use software (percentage of revenue)	(5)%	(5)%
Free cash flow margin (1)	(34)%	(36)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expenses related to stock-based compensation was not material for all previous periods presented, therefore not excluded from periods prior to March 31, 2020. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses, and include third-party transaction costs and compensation expense for key acquired personnel.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, and acquisition-related and other expenses. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.